Ace Securities Corp. Home Equity Loan Trust Series 2006-SL3	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$229,669,000 (Approximate)
Home Equity Loan Trust Series 2006-SL3

Ace Securities Corp (Depositor) Ace Securities Corp Home Equity Loan Trust, Series 2006-SL3 (Issuing Entity)

June 16, 2006

Ace Securities Corp. Home Equity Loan Trust, Series 2006-SL3

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

FREE WRITING PROSPECTUS DATED June 16, 2006

Ace Securities Corp.
Home Equity Loan Trust, Series 2006-SL3
$229,669,000 (Approximate)
Subject to10% variance

Structure Overview

To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M

Offered Certificates:
A-1	157,241,000	Float	1.00	1 - 28	0	ACT/360	June 2036	AAA / Aaa
A-2	22,035,000	Float	2.67	28 - 36	0	ACT/360	June 2036	AAA / Aaa
M-1	12,321,000	Fixed	5.21	36 - 64	24	30/360	June 2036	AA+ / Aa1
M-2	12,321,000	Float	4.99	53 - 64	0	ACT/360	June 2036	AA / Aa2
M-3	4,805,000	Float	4.51	49 - 64	0	ACT/360	June 2036	AA- / Aa3
M-4	4,559,000	Float	4.35	47 - 64	0	ACT/360	June 2036	A+ / A1
M-5	3,820,000	Float	4.23	45 - 64	0	ACT/360	June 2036	A / A2
M-6	3,696,000	Float	4.15	43 - 64	0	ACT/360	June 2036	A- / A3
M-7	3,327,000	Float	4.08	42 - 64	0	ACT/360	June 2036	BBB+ / Baa1
M-8	3,080,000	Float	4.03	41 - 64	0	ACT/360	June 2036	BBB / Baa2
M-9	2,464,000	Float	3.99	40 - 64	0	ACT/360	June 2036	BBB- / Baa3
Total	229,669,000

Non-Offered Certificates:
B-1	2,834,000	Float	* Not Offered *

Total Certificates	232,503,000

Pricing Speed
Fixed-Rate Mortgage Loans	35% CPR

Transaction Overview
Certificates:
The Class A-1 Certificates and Class A-2 Certificates (the “Senior Certificates” or “Class A Certificates”), the Mezzanine Certificates (consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates) and the Class B-1 Certificates (the “Subordinate Certificates”). The Class A Certificates and the Mezzanine Certificates are referred to collectively in this free writing prospectus as the “Offered Certificates”. The pass-through rates on the Offered Certificates except for the Class M-1 Certificates (collectively, the “Floating Rate Certificates”) will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rate on the Class M-1 Certificates will be the lesser of (i) the applicable fixed rate and (ii) the applicable Net WAC Pass-Through Rate. The trust will also issue the Class CE Certificates, the Class P Certificates, and the Class R Certificates which are referred to herein as the “Non-offered Certificates”.

Transaction Overview

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,107 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $246,427,716 as of the Cut-off Date.

Senior Certificates or Class A Certificates:	Class A-1 Certificates and Class A-2 Certificates

Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates
Subordinate Certificates:	Class B-1 Certificates

Depositor:	Ace Securities Corp. (“Ace”)

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance

	American Home Mortgage	107,695,526	43.70
	Chapel Mortgage Corp.	25,120,840	10.19
	Other	113,611,350	46.10
	Total	246,427,716	100.00

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing LLC (“Ocwen”).

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	June 1, 2006

Expected Pricing:	Week of June 19, 2006

Expected Closing Date:	On or about June 30, 2006

Record Date:
For so long as the Floating Rate Certificates are held in book-entry form, the Record Date for the Floating Rate Certificates will be the business day immediately preceding the related Distribution Date, and the Record Date for the Class M-1 Certificates and any Floating Rate Certificates held in definitive form will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in July 2006.

Transaction Overview (Cont.)

Determination Date:
The Determination Date with respect to any Distribution Date is not later than the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to (i) the first Distribution Date, is the period beginning on the Cut-off Date and ending on the (15th) day of the month of such Distribution Date, and (ii) with respect to any Distribution Date thereafter, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs.

Interest Accrual Period:
(iii)  Interest will initially accrue on the Floating Rate Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Floating Rate Certificates will initially settle flat (no accrued interest). Interest will accrue on the Class M-1 Certificates for each Distribution Date during the period commencing on the first day of the month prior to the month in which the Distribution Date occurs and ending on the last day of the month immediately preceding the month in which such Distribution Date occurs on a 30/360 basis. The Class M-1 Certificates will settle with accrued interest from the Cut-off Date to the Closing Date.

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
(iv)  For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5535% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee payable to the Servicer. If the Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:
For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

Transaction Overview (Cont.)

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the Master Servicer fails to exercise such repurchase option on the first possible optional termination date, the Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such repurchase option. In the event either the Master Servicer or the Servicer exercises this option, the portion of the purchase price allocable to the Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Certificates at the then applicable pass-through rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any); 3) Overcollateralization (“OC”); and 4) Subordination

Transaction Overview (Cont.)
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments made to the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class B-1 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Subordinate Certificates and the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Subordinate Certificates and the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose.

A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A "Liquidated Mortgage Loan" is a Mortgage Loan that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

Transaction Overview (Cont.)
Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Certificates (other than the Class CE Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 5.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 11.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the Distribution Date which the Certificate Principal Balances of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2009 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 54.50%.

Transaction Overview (Cont.)

Credit Enhancement Percentage:
(vii)  The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	27.25%	54.50%
M-1	AA+ / Aa1	22.25%	44.50%
M-2	AA / Aa2	17.25%	34.50%
M-3	AA-/Aa3	15.30%	30.60%
M-4	A+/A1	13.45%	26.90%
M-5	A/A2	11.90%	23.80%
M-6	A-/A3	10.40%	20.80%
M-7	BBB+/Baa1	9.05%	18.10%
M-8	BBBBaa2	7.80%	15.60%
M-9	BBB/Baa3	6.80%	13.60%
B-1	BB+/Ba1	5.65%	11.30%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates and the Subordinate Certificates, the Interest Distribution Amount for such Distribution Date, (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date and (z) any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider.

Net WAC Pass-Through Rate:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period with respect to the Floating Rate Certificates) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Mortgage Loans for such Distribution Date and any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Transaction Overview (Cont.)

Net WAC Rate Carryover Amount:
(viii)  If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-SL3 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin, in the case of a class of Floating Rate Certificates, or the related fixed rate, in the case of the Class M-1 Certificates over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion of one month LIBOR plus the related margin, in the case of a class of Floating Rate Certificates, or the related fixed rate, in the case of the Class M-1 Certificates for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $216,856,390. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.39]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates and Class B-1 Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.
A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.
Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to restore or maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 54.50% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage). Principal distributions to the Class A Certificates will be allocated sequentially to the Class A-1 Certificates and Class A-2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

Transaction Overview (Cont.)

Class M Principal Distribution Amount:
The Mezzanine Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 44.50% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates, until it reaches approximately a 34.50% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 30.60% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 26.90% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 23.80% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage), sixth to the Class M-6 Certificates, until it reaches approximately a 20.80% Credit Enhancement Percentage (2x the Class M-6 Target Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 18.10% Credit Enhancement Percentage (2x the Class M-7 Target Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 15.60% Credit Enhancement Percentage (2x the Class M-8 Target Credit Enhancement Percentage), and ninth to the Class M-9 Certificates, until it reaches approximately a 13.60% Credit Enhancement Percentage (2x the Class M-9 Target Credit Enhancement Percentage.

Class B-1 Principal Distribution Amount:
The Class B-1 Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Class B-1 Certificates until it reaches approximately a 11.30% of the Credit Enhancement Percentage (2x the Class B-1 Target Credit Enhancement Percentage).
If a Trigger Event is in effect, principal payments will be paid first to the Class A Certificates in the manner described under "Class A Principal Distribution Amount", then sequentially to the Mezzanine Certificates in their order of seniority, and then to the Class B-1 Certificates until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margin on the Floating Rate Certificates and the fixed rate applicable to the Class M-1 Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M-1	+ 0.50%
Floating Rate Mezzanine Certificates	The lesser of 1.5 x Margin and Margin plus 0.50%
B-1	The lesser of 1.5 x Margin and Margin plus 0.50%

Transaction Overview (Cont.)

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 14.65% of the Senior Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
July 2008 to June 2009	2.20%, plus 1/12th of 2.75% for each month thereafter
July 2009 to June 2010	4.95%, plus 1/12th of 2.35% for each month thereafter
July 2010 to June 2011	7.30%, plus 1/12th of 1.40% for each month thereafter
July 2011 to June 2012	8.70%, plus 1/12th of 0.50% for each month thereafter
July 2012 and thereafter	9.20%

Transaction Overview (Cont.)

Payment Priority:	I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.	To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.	(A) To pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date; on a pro rata basis, based on the entitlement of each such class.

(B) to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

(C) To pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Subordinate Certificates.

3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.

4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.

5.	To pay principal to the Subordinate Certificates in accordance with the principal payment provisions described above under “Class B-1 Principal Distribution Amount”.

6.
From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

7.	From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, in the same priority as 2(B) above.

8.	From excess interest, if any, to pay the Interest Carry Forward Amounts on the Subordinate Certificates.

9.	From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, in the same priority as 2(B) above.

10.	From excess interest, if any, to pay the allocated Realized Losses on the Subordinate Certificates.

11.
From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates, the Mezzanine Certificates and the Subordinate Certificates in the same order of priority as described in 2 above.

12.	From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

13.	To pay any remaining amount to the non-offered certificates identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.

II. Any amounts on deposit to the Supplemental Interest Trust will be paid as follows:

1.	To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates.

3.	To pay the Net WAC Rate Carryover Amount on the Offered Certificates and Subordinate Certificates remaining unpaid in the same order of priority as described above.

4.
To pay any principal to the Offered Certificates and Subordinate Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

5.	To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially, and then to pay any allocated Realized Losses* remaining unpaid on the Subordinate Certificates.

6.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.

7.	To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 4 and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
7/25/2006	216,856,390	6/25/2010	11,482,349
8/25/2006	203,733,940	7/25/2010	10,785,146
9/25/2006	191,404,853	8/25/2010	10,130,217
10/25/2006	179,821,198	9/25/2010	9,515,001
11/25/2006	168,937,940	10/25/2010	8,937,094
12/25/2006	158,712,764	11/25/2010	8,394,235
1/25/2007	149,105,906	12/25/2010	7,884,301
2/25/2007	140,080,007	1/25/2011	7,405,299
3/25/2007	131,599,961	2/25/2011	6,955,353
4/25/2007	123,632,785	3/25/2011	6,532,705
5/25/2007	116,147,484	4/25/2011	6,135,699
6/25/2007	109,114,938	5/25/2011	5,762,783
7/25/2007	102,507,783	6/25/2011	5,412,491
8/25/2007	96,300,311	7/25/2011	5,083,440
9/25/2007	90,468,362	8/25/2011	4,774,362
10/25/2007	84,989,239	9/25/2011	4,484,044
11/25/2007	79,841,615	10/25/2011	4,211,351
12/25/2007	75,005,450	11/25/2011	0
1/25/2008	70,461,917
2/25/2008	66,193,323
3/25/2008	62,183,047
4/25/2008	58,415,469
5/25/2008	54,875,916
6/25/2008	51,550,600
7/25/2008	48,426,565
8/25/2008	45,491,639
9/25/2008	42,734,385
10/25/2008	40,144,059
11/25/2008	37,710,564
12/25/2008	35,424,413
1/25/2009	33,276,694
2/25/2009	31,259,033
3/25/2009	29,363,562
4/25/2009	27,582,889
5/25/2009	25,910,067
6/25/2009	24,338,572
7/25/2009	22,862,273
8/25/2009	21,475,408
9/25/2009	20,172,565
10/25/2009	18,948,661
11/25/2009	17,798,916
12/25/2009	16,718,842
1/25/2010	15,704,223
2/25/2010	14,751,095
3/25/2010	13,855,737
4/25/2010	13,014,651
5/25/2010	12,224,550

Sensitivity Table
To 10% Call

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.29	2.11	1.00	0.73	0.56
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-21	Jul-13	Oct-08	Mar-08	Oct-07

A-2	Avg Life	14.80	9.19	2.67	1.94	1.46
	First Payment Date	Mar-21	Jul-13	Oct-08	Mar-08	Oct-07
	Last Payment Date	Apr-21	Jun-16	Jun-09	Aug-08	Feb-08

M-1	Avg Life	14.76	6.51	5.21	3.76	2.64
	First Payment Date	Mar-21	Jul-09	Jun-09	Aug-08	Feb-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-2	Avg Life	14.76	6.51	4.99	3.60	2.80
	First Payment Date	Mar-21	Jul-09	Nov-10	Aug-09	Dec-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-3	Avg Life	14.76	6.51	4.51	3.26	2.53
	First Payment Date	Mar-21	Jul-09	Jul-10	Jun-09	Oct-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-4	Avg Life	14.76	6.51	4.35	3.14	2.43
	First Payment Date	Mar-21	Jul-09	May-10	Apr-09	Sep-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-5	Avg Life	14.76	6.51	4.23	3.06	2.36
	First Payment Date	Mar-21	Jul-09	Mar-10	Mar-09	Jul-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

Sensitivity Table
To 10% Call (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-6	Avg Life	14.76	6.51	4.15	3.00	2.30
	First Payment Date	Mar-21	Jul-09	Jan-10	Jan-09	Jul-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-7	Avg Life	14.76	6.51	4.08	2.95	2.26
	First Payment Date	Mar-21	Jul-09	Dec-09	Jan-09	Jun-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-8	Avg Life	14.76	6.51	4.03	2.91	2.23
	First Payment Date	Mar-21	Jul-09	Nov-09	Dec-08	May-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

M-9	Avg Life	14.76	6.51	3.99	2.89	2.21
	First Payment Date	Mar-21	Jul-09	Oct-09	Nov-08	May-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

B-1	Avg Life	14.76	6.51	3.95	2.86	2.19
	First Payment Date	Mar-21	Jul-09	Oct-09	Nov-08	Apr-08
	Last Payment Date	Apr-21	Jun-16	Oct-11	Apr-10	May-09

Sensitivity Table
To Maturity

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.29	2.11	1.00	0.73	0.56
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-21	Jul-13	Oct-08	Mar-08	Oct-07

A-2	Avg Life	16.05	10.62	2.67	1.94	1.46
	First Payment Date	Mar-21	Jul-13	Oct-08	Mar-08	Oct-07
	Last Payment Date	Aug-34	Apr-21	Jun-09	Aug-08	Feb-08

M-1	Avg Life	15.23	7.07	7.49	5.46	3.85
	First Payment Date	Mar-21	Jul-09	Jun-09	Aug-08	Feb-08
	Last Payment Date	Dec-32	Mar-21	Jul-18	Mar-15	Jan-13

M-2	Avg Life	15.20	7.07	5.41	3.91	3.07
	First Payment Date	Mar-21	Jul-09	Nov-10	Aug-09	Dec-08
	Last Payment Date	Jan-32	Mar-21	Sep-16	Dec-13	Jan-12

M-3	Avg Life	15.16	7.07	4.89	3.54	2.74
	First Payment Date	Mar-21	Jul-09	Jul-10	Jun-09	Oct-08
	Last Payment Date	Jun-30	Mar-21	Feb-16	Jun-13	Oct-11

M-4	Avg Life	15.13	7.07	4.72	3.42	2.64
	First Payment Date	Mar-21	Jul-09	May-10	Apr-09	Sep-08
	Last Payment Date	Jul-29	Mar-21	Nov-15	Apr-13	Aug-11

M-5	Avg Life	15.07	7.07	4.59	3.33	2.56
	First Payment Date	Mar-21	Jul-09	Mar-10	Mar-09	Jul-08
	Last Payment Date	Apr-28	Mar-21	Jul-15	Feb-13	Jun-11

Sensitivity Table
To Maturity (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-6	Avg Life	14.99	7.07	4.50	3.26	2.50
	First Payment Date	Mar-21	Jul-09	Jan-10	Jan-09	Jul-08
	Last Payment Date	Aug-26	Mar-21	Apr-15	Nov-12	Apr-11

M-7	Avg Life	14.88	7.07	4.41	3.20	2.44
	First Payment Date	Mar-21	Jul-09	Dec-09	Jan-09	Jun-08
	Last Payment Date	Jun-24	Mar-21	Dec-14	Sep-12	Feb-11

M-8	Avg Life	14.79	7.07	4.34	3.15	2.41
	First Payment Date	Mar-21	Jul-09	Nov-09	Dec-08	May-08
	Last Payment Date	Jan-22	Mar-21	Sep-14	Jun-12	Dec-10

M-9	Avg Life	14.78	7.05	4.29	3.11	2.37
	First Payment Date	Mar-21	Jul-09	Oct-09	Nov-08	May-08
	Last Payment Date	May-21	Feb-21	May-14	Mar-12	Oct-10

B-1	Avg Life	14.78	7.00	4.22	3.06	2.34
	First Payment Date	Mar-21	Jul-09	Oct-09	Nov-08	Apr-08
	Last Payment Date	May-21	Jul-20	Jan-14	Dec-11	Aug-10

Net WAC Schedule*			Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	7/25/2006	25.650	46	4/25/2010	14.333
2	8/25/2006	22.992	47	5/25/2010	14.528
3	9/25/2006	22.665	48	6/25/2010	14.129
4	10/25/2006	22.549	49	7/25/2010	14.331
5	11/25/2006	22.036	50	8/25/2010	13.935
6	12/25/2006	21.943	51	9/25/2010	13.842
7	1/25/2007	21.439	52	10/25/2010	14.055
8	2/25/2007	21.152	53	11/25/2010	13.663
9	3/25/2007	21.579	54	12/25/2010	13.883
10	4/25/2007	20.601	55	1/25/2011	13.493
11	5/25/2007	20.562	56	2/25/2011	13.411
12	6/25/2007	20.077	57	3/25/2011	14.324
13	7/25/2007	20.057	58	4/25/2011	13.254
14	8/25/2007	19.580	59	5/25/2011	13.489
15	9/25/2007	19.341	60	6/25/2011	13.105
16	10/25/2007	19.349	61	7/25/2011	13.345
17	11/25/2007	18.882	62	8/25/2011	12.963
18	12/25/2007	18.907	63	9/25/2011	12.895
19	1/25/2008	18.446	64	10/25/2011	13.143
20	2/25/2008	18.236
21	3/25/2008	18.556
22	4/25/2008	17.833
23	5/25/2008	17.897
24	6/25/2008	17.450
25	7/25/2008	17.529
26	8/25/2008	17.087
27	9/25/2008	16.913
28	10/25/2008	17.011
29	11/25/2008	16.577
30	12/25/2008	16.688
31	1/25/2009	16.258
32	2/25/2009	16.105
33	3/25/2009	16.849
34	4/25/2009	15.811
35	5/25/2009	15.950
36	6/25/2009	15.531
37	7/25/2009	15.681
38	8/25/2009	15.266
39	9/25/2009	15.138
40	10/25/2009	15.303
41	11/25/2009	14.893
42	12/25/2009	15.067				*CPR: 35%
43	1/25/2010	14.660				*Net WAC Cap is ACT/360 day count
44	2/25/2010	14.548				*1 Month Libor: 20%
45	3/25/2010	15.390				*Includes Net Swap Payments received from the Swap Provider

Excess Spread
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	616	5.2081	5.4356	616	45	551	5.3734	5.4525	546
2	532	5.3280	5.4713	532	46	528	5.3741	5.4627	522
3	533	5.4078	5.4862	532	47	536	5.3735	5.4726	529
4	535	5.3969	5.4874	534	48	528	5.3745	5.4816	521
5	534	5.4109	5.4817	532	49	535	5.4260	5.4907	527
6	537	5.4861	5.4716	534	50	527	5.4273	5.4924	519
7	535	5.4184	5.4461	533	51	526	5.4280	5.4920	518
8	536	5.4165	5.4350	533	52	533	5.4289	5.4910	525
9	546	5.4218	5.4230	544	53	525	5.4290	5.4916	517
10	537	5.3618	5.4119	535	54	531	5.4289	5.4912	524
11	542	5.3527	5.4072	539	55	524	5.4303	5.4915	516
12	539	5.3444	5.4045	536	56	523	5.4296	5.4908	516
13	544	5.3518	5.4016	541	57	542	5.4283	5.4905	535
14	540	5.3481	5.3977	538	58	521	5.4302	5.4912	514
15	541	5.3439	5.3939	538	59	527	5.4287	5.4901	520
16	547	5.3386	5.3874	544	60	520	5.4288	5.4899	513
17	543	5.3346	5.3832	540	61	525	5.4283	5.4886	518
18	549	5.3299	5.3780	546	62	518	5.4273	5.4881	512
19	545	5.3252	5.3735	542	63	517	5.4266	5.4872	511
20	546	5.3216	5.3726	543	64	521	5.4258	5.4853	516
21	558	5.3147	5.3724	556
22	548	5.3112	5.3733	546
23	555	5.3061	5.3732	553
24	551	5.3017	5.3745	548
25	558	5.3222	5.3746	555
26	553	5.3202	5.3717	550
27	555	5.3161	5.3680	552
28	562	5.3127	5.3637	559
29	558	5.3101	5.3606	555
30	566	5.3059	5.3568	563
31	561	5.3030	5.3534	559
32	563	5.2998	5.3651	561
33	584	5.2948	5.3787	582
34	568	5.2926	5.3928	565
35	576	5.2892	5.4065	574
36	572	5.2909	5.4225	570
37	582	5.3743	5.4366	577
38	557	5.3755	5.4384	552
39	538	5.3754	5.4371	533
40	527	5.3751	5.4358	521
41	521	5.3755	5.4359	514
42	533	5.3750	5.4356	527
43	527	5.3764	5.4351	520
44	528	5.3749	5.4443	522

*Includes Net Swap Payments

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied plus accrued interest
- 10% cleanup call is exercised
- Forward Curves
- 100% Severity
- Interest & Principal advancing
- 3 month recovery lag

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	18.49	28.59
M-2	14.77	24.04
M-3	13.42	22.25
M-4	12.14	20.61
M-5	11.14	19.21
M-6	10.20	17.85
M-7	9.41	16.60
M-8	8.66	15.47
M-9	8.09	14.62
B-1	7.50	13.63

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL
Number of Mortgage Loans:	4,107	Occupancy Status:
Aggregate Principal Balance:	$246,427,716	Primary:	76.72%
Conforming Balance:	$232,267,366	Investment:	16.74%
Average Principal Balance:	$60,002	Second Home:	6.54%
Range:	$3,069 - $399,861	Documentation Status:
W.A. Coupon:	11.215%	Full:	20.87%
Range:	6.375% - 16.125%	Stated:	65.85%
W.A. Remaining Term (Months):	183	Limited:	0.38%
Range (Months):	118 - 359	No Ratio:	9.30%
W.A. Seasoning (Months):	3	No Documentation:	3.60%
Latest Maturity Date:	May 1, 2036	Non-Zero W.A. Prepayment Penalty (Months):	26
State Concentration (Top 5):		Loans with Prepay Penalties:	21.59%
California:	21.50%	Interest Only Loans:	0.36%
Florida:	10.96%	Weighted Average Interest Only Term (Months):	60
Nevada:	9.51%	Non-Zero W.A. FICO Score:	698
Arizona:	6.39%	Property Type:
New York:	5.28%	Single Family:	48.54%
W.A. Original Combined LTV:	96.09%	PUD:	28.92%
Range:	20.00% - 100.00%	2-4 Family:	12.88%
Non-Balloon Loans:	5.27%	Condo:	9.39%
Originators:		Townhouse	0.27%
American Home Mortgage:	43.70%
Chapel Mortgage Corp.:	10.19%
Other:	46.10%

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
American Home Mortgage	1,646	107,695,526	43.70	10.820	711	94.54
Chapel Mortgage Corp.	390	25,120,840	10.19	11.049	668	96.81
Other	2,071	113,611,350	46.10	11.626	693	97.39
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	10	388,749	0.16	7.742	740	68.41
Fixed - 15 Year	72	2,915,417	1.18	9.515	704	87.88
Fixed - 20 Year	37	1,868,177	0.76	11.263	681	93.41
Fixed - 25 Year IO	12	892,054	0.36	10.933	708	92.01
Fixed - 30 Year	123	6,927,000	2.81	11.353	700	97.30
Balloon - 15/30	3,851	233,396,862	94.71	11.239	698	96.23
Balloon - 20/30	2	39,457	0.02	10.414	613	100.00
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Principal Balance at Origination
Principal Balance at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,097	65,105,947	26.42	11.243	700	95.36
50,000.01 - 100,000.00	1,494	103,998,163	42.20	11.292	694	96.44
100,000.01 - 150,000.00	340	40,809,174	16.56	11.155	698	96.55
150,000.01 - 200,000.00	122	21,735,245	8.82	11.098	708	96.34
200,000.01 - 250,000.00	24	5,454,061	2.21	11.004	699	95.14
250,000.01 - 300,000.00	20	5,682,806	2.31	10.591	717	96.20
300,000.01 - 350,000.00	4	1,314,617	0.53	11.655	720	94.45
350,000.01 - 400,000.00	6	2,327,702	0.94	10.913	714	93.03
Total:	4,107	246,427,716	100.00	11.215	698	96.09

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,101	65,221,814	26.47	11.243	700	95.36
50,000.01 - 100,000.00	1,491	103,971,572	42.19	11.290	694	96.44
100,000.01 - 150,000.00	339	40,719,898	16.52	11.158	698	96.54
150,000.01 - 200,000.00	122	21,735,245	8.82	11.098	708	96.34
200,000.01 - 250,000.00	24	5,454,061	2.21	11.004	699	95.14
250,000.01 - 300,000.00	20	5,682,806	2.31	10.591	717	96.20
300,000.01 - 350,000.00	4	1,314,617	0.53	11.655	720	94.45
350,000.01 - 400,000.00	6	2,327,702	0.94	10.913	714	93.03
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	10	388,749	0.16	7.742	740	68.41
121 - 180	3,923	236,312,279	95.90	11.218	698	96.13
181 - 240	39	1,907,635	0.77	11.245	680	93.55
241 - 300	12	892,054	0.36	10.933	708	92.01
301 - 360	123	6,927,000	2.81	11.353	700	97.30
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Interest Only Term
Months	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	4,095	245,535,662	99.64	11.216	698	96.10
60	12	892,054	0.36	10.933	708	92.01
Total:	4,107	246,427,716	100.00	11.215	698	96.09

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	1	30,584	0.01	6.375	748	90.00
6.500 - 6.999	7	360,549	0.15	6.769	726	74.48
7.000 - 7.499	39	2,222,083	0.90	7.247	745	80.89
7.500 - 7.999	140	6,952,684	2.82	7.719	744	84.46
8.000 - 8.499	130	5,835,570	2.37	8.198	740	90.48
8.500 - 8.999	205	12,102,311	4.91	8.720	727	90.87
9.000 - 9.499	167	9,887,729	4.01	9.192	717	93.43
9.500 - 9.999	247	14,300,974	5.80	9.731	710	94.75
10.000 - 10.499	216	14,004,116	5.68	10.200	706	95.71
10.500 - 10.999	446	31,552,678	12.80	10.770	693	97.54
11.000 - 11.499	365	27,093,489	10.99	11.252	699	96.75
11.500 - 11.999	689	43,695,088	17.73	11.738	684	97.44
12.000 - 12.499	519	32,708,590	13.27	12.248	685	97.67
12.500 - 12.999	325	16,983,641	6.89	12.759	687	97.94
13.000 - 13.499	224	10,482,174	4.25	13.218	699	97.96
13.500 - 13.999	275	13,710,683	5.56	13.586	690	98.42
14.000 - 14.499	61	2,502,164	1.02	14.111	701	98.90
14.500 - 14.999	29	938,635	0.38	14.622	691	98.66
15.000 - 15.499	18	695,739	0.28	15.038	715	99.21
15.500 - 15.999	3	267,031	0.11	15.521	695	91.60
16.000 - 16.499	1	101,204	0.04	16.125	782	100.00
Total:	4,107	246,427,716	100.00	11.215	698	96.09

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	18	1,041,058	0.42	8.706	722	41.59
50.01 - 55.00	2	106,928	0.04	8.734	708	52.63
55.01 - 60.00	7	552,698	0.22	9.271	680	57.24
60.01 - 65.00	14	1,111,375	0.45	8.431	729	62.86
65.01 - 70.00	24	1,991,202	0.81	8.557	698	68.67
70.01 - 75.00	21	1,402,573	0.57	9.067	695	73.92
75.01 - 80.00	71	5,177,261	2.10	9.199	711	79.10
80.01 - 85.00	88	4,197,606	1.70	9.375	710	83.77
85.01 - 90.00	642	29,433,657	11.94	10.569	712	89.64
90.01 - 95.00	874	46,980,817	19.06	11.384	707	94.82
95.01 - 100.00	2,346	154,432,541	62.67	11.504	692	99.93
Total:	4,107	246,427,716	100.00	11.215	698	96.09

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	1	12,247	0.00	11.999	503	85.00
525 - 549	1	14,067	0.01	13.990	542	95.00
550 - 574	14	369,857	0.15	11.888	564	97.15
575 - 599	36	1,702,022	0.69	11.754	588	95.30
600 - 624	163	8,198,189	3.33	12.020	617	97.98
625 - 649	458	26,723,766	10.84	11.867	638	96.77
650 - 674	705	43,591,147	17.69	11.630	664	96.55
675 - 699	858	58,175,375	23.61	11.273	687	97.08
700 - 724	609	35,988,651	14.60	11.113	711	95.73
725 - 749	519	30,637,412	12.43	10.701	736	95.02
750 - 774	421	23,669,559	9.61	10.706	761	95.27
775 - 799	254	13,859,482	5.62	10.363	784	93.61
800 - 824	68	3,485,941	1.41	10.228	806	92.75
Total:	4,107	246,427,716	100.00	11.215	698	96.09

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	599	52,985,540	21.50	10.970	692	96.21
Florida	467	27,014,182	10.96	11.641	702	95.66
Nevada	358	23,429,632	9.51	11.420	699	96.96
Arizona	264	15,749,006	6.39	11.344	705	95.81
New York	130	13,011,504	5.28	11.234	699	95.08
Virginia	150	11,055,077	4.49	11.257	703	96.48
Illinois	189	10,541,792	4.28	10.995	704	96.32
Maryland	155	9,807,549	3.98	10.867	697	96.85
Massachusetts	108	7,921,585	3.21	11.465	690	95.62
Colorado	142	7,121,108	2.89	11.235	704	95.99
Texas	206	6,868,621	2.79	10.983	707	96.05
New Jersey	90	6,776,414	2.75	11.428	689	96.85
Washington	105	6,184,693	2.51	10.708	696	95.43
Oregon	110	5,665,795	2.30	10.458	700	91.95
Georgia	94	4,436,000	1.80	11.180	702	95.94
Utah	81	4,184,165	1.70	11.637	705	97.50
Michigan	112	3,394,545	1.38	12.157	681	98.85
North Carolina	87	3,048,822	1.24	11.077	704	96.79
Rhode Island	32	2,520,526	1.02	11.086	690	95.70
Connecticut	42	2,168,842	0.88	11.502	693	97.51
Idaho	62	2,108,352	0.86	11.549	703	94.22
Pennsylvania	46	2,062,547	0.84	11.120	699	96.80
South Carolina	56	2,055,402	0.83	12.031	719	96.87
Ohio	68	1,854,543	0.75	11.973	687	97.45
Minnesota	33	1,567,916	0.64	10.501	716	95.63
Missouri	45	1,529,532	0.62	11.670	697	95.90
Indiana	50	1,289,333	0.52	11.069	676	98.27
New Hampshire	19	1,129,582	0.46	10.634	684	94.42
New Mexico	24	1,034,316	0.42	11.833	690	97.05
District of Columbia	10	858,218	0.35	10.498	709	87.78
Louisiana	23	783,157	0.32	11.680	712	95.00
Maine	14	721,716	0.29	11.248	693	96.43
Oklahoma	24	681,241	0.28	10.998	718	96.89
Tennessee	17	633,794	0.26	9.885	722	98.48
Arkansas	8	480,330	0.19	9.926	711	98.61
Montana	8	479,943	0.19	10.518	718	87.02
Hawaii	6	452,718	0.18	11.014	691	94.43

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Kentucky	13	385,606	0.16	10.776	696	96.03
West Virginia	7	375,286	0.15	10.806	700	98.34
Alaska	5	371,641	0.15	11.623	656	97.42
Alabama	10	350,644	0.14	10.430	758	94.59
Delaware	8	345,663	0.14	11.284	744	97.41
Kansas	8	248,802	0.10	11.743	681	97.70
Wisconsin	6	231,881	0.09	11.204	717	96.10
Iowa	5	142,684	0.06	12.216	719	99.11
Wyoming	5	133,804	0.05	10.880	680	96.11
Vermont	2	125,289	0.05	10.858	690	100.00
Mississippi	2	70,091	0.03	10.427	761	97.21
South Dakota	1	19,394	0.01	12.000	668	94.00
Nebraska	1	18,891	0.01	12.990	586	95.00
Total:	4,107	246,427,716	100.00	11.215	698	96.09

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,782	189,053,481	76.72	10.906	691	96.47
Investment	1,030	41,252,309	16.74	12.438	719	94.69
Second Home	295	16,121,926	6.54	11.705	728	95.11
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated	2,478	162,269,518	65.85	11.468	698	96.60
Full	1,119	51,435,297	20.87	10.029	695	93.99
No Ratio	353	22,918,566	9.30	11.804	699	98.20
None	144	8,877,387	3.60	11.920	722	93.11
Limited	13	926,947	0.38	11.416	713	98.34
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	3,260	191,918,128	77.88	11.394	700	97.79
Refinance - Cashout	763	50,527,848	20.50	10.620	691	90.14
Refinance - Rate Term	84	3,981,739	1.62	10.121	699	89.57
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,080	119,615,479	48.54	11.041	693	95.45
PUD	1,099	71,269,689	28.92	11.268	703	96.38
2-4 Family	441	31,735,305	12.88	11.786	701	97.41
Condo	470	23,146,173	9.39	11.151	706	96.61
Townhouse	17	661,071	0.27	11.877	713	98.50
Total:	4,107	246,427,716	100.00	11.215	698	96.09

Original Prepayment Charge Term
Prepayment Penalty Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	3,187	193,232,946	78.41	11.160	704	95.72
6	10	710,458	0.29	12.224	696	94.66
12	136	9,903,975	4.02	11.550	694	97.00
18	1	42,575	0.02	11.990	683	100.00
24	511	27,132,215	11.01	11.588	674	99.28
30	1	89,775	0.04	11.125	602	100.00
36	233	13,850,373	5.62	10.954	678	94.56
60	28	1,465,398	0.59	11.263	646	94.29
Total:	4,107	246,427,716	100.00	11.215	698	96.09

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978